UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2014, Fabrix Systems Ltd. (“Fabrix”), a subsidiary of IDT Corporation (the “Registrant”), of which the Registrant owns approximately 78% of the outstanding equity on a fully-diluted basis, entered into a Share Purchase Agreement (the “Agreement”) with Telefonaktiebolget LM Ericsson (publ) (“Ericsson”), individual shareholders of Fabrix and other parties to sell the capital stock of Fabrix to Ericsson.

The Agreement provides for an aggregate purchase price for the outstanding equity interests of Fabrix of $95 million (the “Purchase Price”), to be paid at closing, subject to working-capital and other customary adjustments and an escrow to secure indemnity and other obligations. The sale is expected to close in October 2014, subject to customary conditions set forth in the Agreement.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

A copy of the Registrant’s press release announcing the Agreement is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.1	Share Purchase Agreement between the Fabrix Systems Ltd. and Ericsson, dated September 11, 2014.

99.1	Press Release of the Registrant, dated September 12, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name:	Shmuel Jonas
Title:	Chief Executive Officer

Dated: September 12, 2014

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EXHIBIT INDEX

Exhibit No.	Document

10.1	Share Purchase Agreement between the Fabrix Systems Ltd. and Ericsson, dated September 11, 2014.

99.1	Press Release of the Registrant, dated September 12, 2014.

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